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                                 NORTHERN FUNDS

                                     FORM OF
                   ADDENDUM NO. 14 TO THE CUSTODIAN AGREEMENT
                   ------------------------------------------

              This Addendum, dated as of the ____ day of _________, 2001, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

              WHEREAS, the Trust and Northern have entered into a Custodian Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated August 6, 1996, by Addendum No. 5 dated March 24, 1997, by Addendum No. 6 dated February 12, 1997, by Addendum No. 7 dated November 18, 1997, by Addendum No. 8 dated December 21, 1998, by Addendum No. 9 dated September 15, 1999, by Addendum No. 10 dated December 28, 1999, by Addendum No. 11 dated July 31, 2000, by Addendum No. 12 dated August 1, 2000 and by Addendum No. 13 dated September 26, 2000 (the "Custodian Agreement") pursuant to which the Trust has appointed Northern to act as custodian to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Value Fund (formerly known as the Small Cap Fund), Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Tax-Exempt Money Market Fund, Small Cap Growth Fund, Blue Chip 20 Fund, Large Cap Value Fund and the Growth Opportunities Fund;

              WHEREAS, the Trust is establishing the Value Fund (the "Fund"), and the Trust desires to retain Northern under the terms of the Custodian Agreement to act as the custodian for the Fund, and Northern is willing to so act; and

              WHEREAS, the Trust and Northern desire to enter into this Addendum No. 14 to provide compensation for the Fund for uninvested cash balances maintained with Northern under the Custodian Agreement;

              NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

              1. APPOINTMENT. The Trust hereby appoints Northern custodian to the Trust for the Fund in accordance with the terms set forth in the Custodian Agreement, as amended to date. Northern hereby accepts such appointment and agrees to render the services set forth in the Custodian Agreement for the compensation therein provided.

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              2.     CAPITALIZED TERMS. From and after the date hereof, the term
                     "Funds" as used in the Custodian Agreement shall be deemed to include the Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Custodian Agreement.

              3. CASH BALANCE COMPENSATION. Northern shall compensate the Fund for uninvested cash balances maintained with Northern at the end of each day ("Cash Balance Compensation") in accordance with this paragraph. Cash Balance Compensation with respect to a Fund's uninvested cash balance shall be determined at the end of each day based on an annual rate equal to 96% of the previous calendar month's average 90-day Treasury bill interest rate. The amount of a Fund's accumulated Cash Balance Compensation shall be paid monthly in the form of reductions to the custody fees otherwise allocable to a Fund under the Custodian Agreement for such month. In the event that a Fund's Cash Balance Compensation for any month exceeds the custody fees payable by a Fund under the Custodian Agreement for such month, the Fund's excess Cash Balance Compensation may be carried forward and credited against future custody fees, PROVIDED that no excess Cash Balance Compensation may be carried forward beyond the end of any fiscal year.

              4. MISCELLANEOUS. The initial term of the Custodian Agreement with respect to the Fund shall continue, unless sooner terminated in accordance with the Custodian Agreement, until March 31, 2002. Except to the extent supplemented hereby, the Custodian Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.


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              IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

              All signatures need not appear on the same copy of this Addendum.


                                              NORTHERN FUNDS


Attest:                                       By:
       -----------------------------------         -----------------------------

                                              Title:
                                                    ----------------------------

                                              THE NORTHERN TRUST COMPANY


Attest:                                       By:
       -----------------------------------         -----------------------------

                                              Title:
                                                    ----------------------------



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